EXHIBIT 16

		   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

September 4, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: ESI Tractebel Funding Corp.                         File No. 33-87902
    Northeast Energy Associates,
      A Limited Partnership                             File No. 33-87902-02
    North Jersey Energy Associates,
      A Limited Partnership                             File No. 33-87902-01
    (collectively the Registrants)

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of the Registrants dated September 3, 1998, and agree with the statements contained in paragraph 4(a) therein.

Very truly yours,



/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP